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Exhibit 23.5

CONSENT OF WZI, INC.

We hereby consent to the use of the name WZI, Inc. and of references to WZI, Inc. and to inclusion of and reference to our report, or information contained therein, dated March 9, 2005, prepared for Whittier Energy Company for inclusion in the Whittier Energy Corporation Annual Report on Form 10-KSB for the year ended December 31, 2004 and the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about December 8, 2005.

WZI, INC.

	By:	/s/ MARY JANE WILSON President and CEO

December 7, 2005 Bakersfield, California

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  Exhibit 23.5